SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2012

NORMAN CAY DEVELOPMENT, INC.

 (Exact name of Company as specified in its charter)

Nevada	333-167284	27-2616571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
4472 Winding Lane Stevensville, MI 49127
(Address of principal executive offices)

Phone: (269) 429-7002 (Company’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NORMAN CAY DEVELOPMENT, INC.

Form 8-K

Current Report

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 25, 2012, Norman Cay Development, Inc., a Nevada corporation (the “Company”), through its wholly-owned subsidiary, Discovery Gold Ghana Limited, a company organized under the laws of Ghana (“DGG”), entered into that certain Earn-In Agreement (the “Agreement”) by and between DGG and North Springs Resources Corp., a Nevada corporation (“NSRS”). Pursuant to the Agreement, NSRS shall acquire working interest (the “Working Interest”) in DGG’s interest (“DGG’s Interest”) in that certain mineral concession located in the Edum Banso Region of the Western Region of Ghana (the “Property”), per the terms of the Agreement as follows:

Working Interest:

NSRS shall provide a total of one million two hundred fifty thousand dollars ($1,250,000) to DGG according to the following payment schedule (each a “Commitment Payment”):

(i)

an initial payment of two hundred fifty thousand dollars ($250,000) (the “Initial Payment”), of which one hundred fifty thousand dollars ($150,000) is due within five (5) days of the execution of the Agreement and the remaining one hundred thousand dollars ($100,000) is due within thirty (30) days of the execution of the Agreement;

(ii)

five hundred thousand dollars ($500,000) on or before July 31, 2012 (the “Second Commitment Payment”); and

(iii)

five hundred thousand dollars ($500,000) on or before December 31, 2012 (the “Third Commitment Payment”).

Upon making the full Initial Payment to DGG, NSRS shall acquire a ten percent (10%) Working Interest in DGG’s Interest.

In the event that NSRS fails to provide the Second Commitment Payment to DGG on or before July 31, 2012, fifty percent (50%) of NSRS’ Working Interest shall automatically revert back to DGG and NSRS shall be deemed to have forfeited its right to provide the Third Commitment Payment.  DGG shall then have the option to buy back an additional twenty five percent (25%) of NSRS’ Working Interest in exchange for one hundred fifty thousand dollars ($150,000).

Additional Working Interest:

NSRS shall acquire an additional twenty five percent (25%) Working Interest in DGG’s Interest (the “Additional Interest”) in exchange for ten million (10,000,000) shares of common stock of NSRS (the “NSRS Shares”).  The Additional Interest is in addition to the ten percent (10%) Working Interest described above.

In the event that the value of the NSRS Shares is less than two million five hundred dollars ($2,500,000) on October 1, 2012, DGG shall have the option to either: (a) take back the Additional Interest from NSRS and return the NSRS Shares to NSRS; or (b) keep the NSRS Shares and allow NSRS to keep the Additional Interest.  If DGG elects option (a), DGG shall notify NSRS of its decision in writing within five (5) business days from October 1, 2012.

The foregoing summary description of the terms of the Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM  7.01

REGULATION FD DISCLOSURE

On January 26, 2012, the Company issued a press release announcing the Earn-In Agreement as set forth above.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Form 8-K furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Earn-In Agreement by and between North Springs Resources Corp. and Discovery Gold Ghana Limited dated January 25, 2012
99.1	Press Release dated January 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORMAN CAY DEVELOPMENT, INC.

Date: January 26, 2012	By: /s/ Shelley Guidarelli
Shelley Guidarelli
President